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                                    EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP




                                February 19, 1997






Overseas Filmgroup, Inc.
8800 Sunset Boulevard
Los Angeles, CA  90069


          Re:  Registration Statement for Offering of
               550,000 Shares of Common Stock
               --------------------------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 550,000 shares of the Common Stock of Overseas Filmgroup, Inc. (the "Company") under the Company's 1996 Basic Stock Option and Stock Appreciation Rights Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Basic Stock Option and Stock Appreciation Rights Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,


                         /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP